Exhibit 2.1
SECOND AMENDMENT TO SALE AND PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE SALE AND PURCHASE AGREEMENT (this “Amendment”) is made as of July 8, 2026, by and among Federated Hermes, Inc., a Pennsylvania corporation (“Buyer”), the parties identified as the Management Company Sellers on the signature pages hereto (each a “Management Company Seller” and collectively, as applicable, the “Management Company Sellers”), the parties identified as the Selling Principals on the signature pages hereto (each a “Selling Principal” and collectively, as applicable, the “Selling Principals”), Federated Hermes FCP Manager, LLC, a Delaware limited liability company (formerly known as FCP Fund Manager, L.P., a Delaware limited partnership, “Company”), and FCP Seller Rep LLC, a Delaware limited liability company, solely in its capacity as the representative of the Selling Principals and the Management Company Sellers (the “Management Company Sellers’ Representative”). Each of Buyer, the Management Company Sellers, the Selling Principals, Company, and the Management Company Sellers’ Representative shall each individually be referred to herein as a “Party” and, collectively as the “Parties”.
W I T N E S S E T H:
WHEREAS, the Parties are parties to that certain Sale and Purchase Agreement (the “Original Agreement”), dated as of October 23, 2025, as amended by that certain First Amendment to Sale and Purchase Agreement, dated as of April 9, 2026 (the Original Agreement, as so amended, the “Agreement”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.
WHEREAS, pursuant to Section 8.9(a) of the Agreement, the Agreement may be amended only in a written instrument duly executed by the Parties.
WHEREAS, the Parties desire to amend certain provisions of the Agreement to extend the deadline for delivery of the Closing Statement, as set forth below.
NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
SECTION 1.AMENDMENT TO THE AGREEMENT
1.1Post-Closing Statement Delivery Deadline.
(a)The reference to “Within ninety (90) days after the Closing Date” in the first sentence of Section 2.4(b)(i) of the Agreement is hereby deleted and replaced with “By August 31, 2026”.
SECTION 2.MISCELLANEOUS
2.1Interpretation.
(a)The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. Any reference to the Agreement contained in any document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to be references to the Agreement as amended by this Amendment. Any reference to the “Agreement,” “herein,” “hereof,” “hereunder” or words of similar import contained in the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. Any references to the date hereof shall remain the date of the Original Agreement.
2.2Other Miscellaneous Terms. The provisions contained in Article VIII (MISCELLANEOUS) and Article IX (DEFINITIONS) of the Agreement, in each case, are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

[Remainder Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties to this Amendment have executed this Amendment as of the date first written above.
BUYER:
FEDERATED HERMES, INC.
By: /s/ Thomas R. Donahue
Name: Thomas R. Donahue
Title: Chief Financial Officer
[Signature Page – Second Amendment to Sale and Purchase Agreement]

COMPANY:
FEDERATED HERMES FCP MANAGER, LLC
By: /s/ Garland Faist
Name: Garland Faist
Title: Manager
[Signature Page – Second Amendment to Sale and Purchase Agreement]

SELLING PRINCIPALS:

/s/ Lacy I. Rice, III
LACY I. RICE, III

/s/ Esko I. Korhonen
ESKO I. KORHONEN

/s/ Alex J. Marshall
ALEX J. MARSHALL

/s/ Garland Faist
GARLAND FAIST

/s/ Christopher LoSapio
CHRISTOPHER LOSAPIO

/s/ Jason L. Ward
JASON L. WARD

/s/ Jason Bonderenko
JASON BONDERENKO

/s/ Erik S. Weinberg
ERIK S. WEINBERG

[Signature Page – Second Amendment to Sale and Purchase Agreement]

MANAGEMENT COMPANY SELLERS:
LACY RICE HOLDINGS, LLC
By: /s/ Lacy I. Rice, III
Name: Lacy I. Rice III
Title: Manager
KORHONEN HOLDINGS, LLC
By: s/ Esko I. Korhonen
Name: Esko I. Korhonen
Title: Manager
ALEX MARSHALL HOLDINGS, LLC
By: s/ Alex J. Marshall
Name: Alex J. Marshall
Title: Manager
FAIST HOLDINGS, LLC
By: /s/ Garland Faist
Name: Garland Faist
Title: Manager
BONDERENKO HOLDINGS, LLC
By: /s/ Jason Bonderenko
Name: Jason Bonderenko
Title: Manager
LOSAPIO HOLDINGS, LLC
By: /s/ Christopher LoSapio
Name: Christopher R. LoSapio
Title: Manager
[Signature Page – Second Amendment to Sale and Purchase Agreement]

WEINBERG HOLDINGS, LLC
By: /s/ Erik S. Weinberg
Name: Erik S. Weinberg
Title: Manager
WARD HOLDINGS, LLC
By: /s/ Jason L. Ward
Name: Jason L. Ward
Title: Manager
MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE:
FCP SELLER REP, LLC
By: Faist Holdings, LLC, its manager
By: /s/ Garland Faist
Name: Garland Faist
Title: Manager
[Signature Page – Second Amendment to Sale and Purchase Agreement]